Oppenheimer Value Stock Fund
                       Exhibit 24(b)(16) to Form N-1A
                    Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

Distribution          Amount From       Amount From
Reinvestment          Investment        Long or Short-Term      Reinvestment
(Ex)Date              Income            Capital Gains           Price

Class A Shares
  03/19/87          0.0900000       0.0100000          11.270
  12/31/87          0.3137000       0.1777000           9.520
  06/30/88          0.1800000       0.0000000          10.460
  09/30/88          0.0700000       0.0000000          10.530
  12/30/88          0.0806000       0.1894000          10.590
  03/31/89          0.1000000       0.0000000          11.060
  06/30/89          0.1200000       0.0000000          11.770
  09/29/89          0.0900000       0.0000000          12.300
  12/29/89          0.0993000       0.2507000          11.990
  03/30/90          0.1000000       0.0000000          11.700
  06/29/90          0.1000000       0.0000000          12.230
  09/28/90          0.0900000       0.0000000          10.600
  12/31/90          0.0964000       0.1036000          10.850
  04/03/91          0.0900000       0.0000000          12.840
  06/21/91          0.0800000       0.0000000          13.040
  09/20/91          0.0800000       0.0000000          13.150
  12/20/91          0.0840000       0.3110000          12.680
  03/27/92          0.0800000       0.0000000          13.510
  06/26/92          0.0800000       0.0000000          13.780
  09/25/92          0.0800000       0.0000000          13.970
  12/28/92          0.0820000       0.3460000          14.220
  03/24/93          0.0700000       0.0000000          14.790
  06/25/93          0.0700000       0.0000000          14.650
  09/24/93          0.0700000       0.0000000          14.910
  12/29/93          0.0780000       0.7600000          14.460
  03/25/94          0.0660000       0.0000000          14.380
  06/24/94          0.0600000       0.0000000          14.170
  09/23/94          0.0700000       0.0000000          14.580
  12/20/94          0.1240000       0.3950000          14.080
  03/24/95          0.0600000       0.0000000          15.140
  06/23/95          0.0700000       0.0000000          16.370
  09/22/95          0.0900000       0.0000000          17.070
  12/21/95          0.0842000       0.2389000          17.610
  03/25/96          0.0700000       0.0000000          18.920
  06/14/96          0.0800000       0.0000000          19.100
  09/13/96          0.0800000       0.0000000          19.430
  12/26/96          0.1144400       0.6121300          20.620


Class B Shares
  06/25/93          0.0600000       0.0000000          14.630
  09/24/93          0.0530000       0.0000000          14.870
  12/29/93          0.0530000       0.7600000          14.400
  03/25/94          0.0430000       0.0000000          14.320
  06/24/94          0.0360000       0.0000000          14.100
  09/23/94          0.0440000       0.0000000          14.510

Oppenheimer Value Stock Fund
Page 2


  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class B Shares (Continued)
  12/20/94          0.0960000       0.3950000          14.020
  03/24/95          0.0380000       0.0000000          15.060
  06/23/95          0.0440000       0.0000000          16.280
  09/22/95          0.0600000       0.0000000          16.980
  12/21/95          0.0492000       0.2389000          17.510
  03/25/96          0.0390000       0.0000000          18.800
  06/14/96          0.0490000       0.0000000          18.970
  09/13/96          0.0460000       0.0000000          19.300
  12/26/96          0.0706700       0.6121300          20.480


Class C Shares
  12/21/95          0.0657000       0.2389000          17.580
  03/25/96          0.0490000       0.0000000          18.860
  06/14/96          0.0520000       0.0000000          19.030
  09/13/96          0.0510000       0.0000000          19.350
  12/26/96          0.0761100       0.6121300          20.530






Oppenheimer Value Stock Fund
Page 3


1. Average Annual Total Returns for the Periods Ended 12/31/96:

The formula for calculating average annual total return is as follows:

      1               ERV n
 --------------- = n                (---) - 1 = average annual total return
 number of years       P

Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
        P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

   One Year             Five Year

 $1,125.31 1              $1,805.18 .2
(---------) - 1 = 12.53%     (---------)   - 1 = 12.54%
   $1,000                  $1,000


   Ten Year

   $3,172.03 .1
  (---------) - 1 = 12.24%
     $1,000



Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 3.00% for the inception year:

   One Year          Inception

$1,135.04 1          $1,609.89 .2727
(---------) - 1 = 13.50%  (---------)   - 1 = 13.87%
  $1,000               $1,000



Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

One Year                 Inception

$1,173.94 1            $1,253.69 .8018
(---------) - 1 = 17.39%   (---------)   - 1 = 19.87%
  $1,000                $1,000

Oppenheimer Value Stock Fund
Page 4


1. Average Annual Total Returns for the Periods
 Ended 12/31/96 (Continued):

Examples at NAV:

Class A Shares

One Year               Five Year

$1,193.96 1             $1,915.27 .2
(---------) - 1 = 19.40%   (---------)   - 1 = 13.88%
  $1,000                $1,000

   Ten Year

   $3,365.49 .1
  (---------) - 1 = 12.90%
     $1,000



Class B Shares

   One Year               Inception

   $1,185.03 1            $1,639.89 .2727
  (---------) - 1 = 18.50%   (---------)   - 1 = 14.44%
     $1,000                $1,000



Class C Shares

   One Year                         Inception

   $1,183.94 1                      $1,253.69 .8018
  (---------) - 1 = 18.39%         (---------)   - 1 = 19.87%
     $1,000                           $1,000







Oppenheimer Value Stock Fund
Page 5


2.  Cumulative Total Returns for the Periods Ended 12/31/96:

    The formula for calculating cumulative total return is as follows:

    ERV - P
    ------- = Cumulative Total Return
       P

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                         Five Year

  $1,125.31 - $1,000                                     $1,805.18 - $1,000
  ------------------  =  12.53%    ------------------  = 80.52%
        $1,000                           $1,000


  Ten Year

  $3,172.03 - $1,000
  ------------------  = 217.20%
        $1,000



Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 3.00% for the inception year:

  One Year                         Inception

  $1,135.04 - $1,000                                     $1,609.89 - $1,000
  ------------------  =  13.50%    ------------------  = 60.99%
        $1,000                           $1,000



Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:


  One Year                         Inception

  $1,173.94 - $1,000                                     $1,253.69 - $1,000
  ------------------  =  17.39%    ------------------  = 25.37%
        $1,000                           $1,000





Oppenheimer Value Stock Fund
Page 6


2.  Cumulative Total Returns for the Periods Ended 12/31/96 (Continued):

Examples at NAV:

Class A Shares

  One Year                         Five Year

  $1,193.96 - $1,000                                     $1,915.27 - $1,000
  ------------------  =  19.40%    ------------------  = 91.53%
        $1,000                           $1,000


  Ten Year

  $3,365.49 - $1,000
  ------------------  = 236.55%
        $1,000



Class B Shares

  One Year                         Inception

  $1,185.03 - $1,000                                     $1,639.89 - $1,000
  ------------------  =  18.50%    ------------------  = 63.99%
        $1,000                           $1,000



Class C Shares

  One Year                         Inception

  $1,183.94 - $1,000                                     $1,253.69 - $1,000
  ------------------  =  18.39%    ------------------  = 25.37%
        $1,000                           $1,000